UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005

NEW VIACOM CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

	1515 Broadway, New York, New York	10036
	(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.              Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On December 29, 2005, New Viacom Corp. (“New Viacom”)(to be renamed “Viacom Inc.” upon the separation of the current Viacom Inc. into two publicly traded companies (the “Separation”)) entered into a new employment agreement (the “Employment Agreement”) with Sumner M. Redstone, pursuant to which Mr. Redstone will serve as Executive Chairman and Founder of New Viacom upon the effective date of the Separation.

The Employment Agreement provides that Mr. Redstone will be actively engaged in, and have responsibility, working with the Board and the President and Chief Executive Officer of New Viacom, for (a) the overall leadership and strategic direction of New Viacom; (b) providing guidance and support to senior management of New Viacom; (c) the coordination of the activities of the Board; and (d) communication with stockholders and other important constituencies.  Under the Employment Agreement, Mr. Redstone will receive an annual salary of $1.75 million; annual deferred compensation of $1.3 million; an annual bonus for 2005 to be jointly determined by the compensation committees of New Viacom and CBS Corporation and to be paid 50% by each company; and an annual bonus for 2006 and thereafter to be paid in accordance with New Viacom’s Senior Executive Short-Term Incentive Plan based on performance objectives established by New Viacom’s compensation committee (with the target bonus for 2006 and later years being 200% of the sum of Mr. Redstone’s salary and deferred compensation).  The Employment Agreement also provides for the conversion of grants of 2005 Viacom Inc. equity awards (1.5 million options and 115,000 restricted share units) into corresponding New Viacom and CBS Corporation awards in accordance with the terms of the merger agreement dated as of November 21, 2005 executed by Viacom Inc., New Viacom Corp. and Viacom Merger Sub Inc. in connection with Separation.  Mr. Redstone’s other Viacom Inc. equity awards will also be converted into corresponding New Viacom and CBS Corporation awards in accordance with the terms of the merger agreement.  The Employment Agreement generally permits Mr. Redstone to participate in all arrangements for benefits, business expenses and perquisites available to senior executives of New Viacom (including life insurance, which in the case of Mr. Redstone is in the amount of  $2.5 million).  The Employment Agreement has no specific term and may be terminated at the will of either party upon notice to the other.

The foregoing description is qualified by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

For a description of certain relationships between Mr. Redstone and New Viacom, please see the sections entitled “Security Ownership of Certain Beneficial Owners and Management of New Viacom” and “New Viacom Related Party Transactions” in New Viacom’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on November 23, 2005.

Section 9.              Financial Statements and Exhibits

Item 9.01                                             Exhibits.

(c)                                                                                  Exhibits

Exhibit number	Description of Exhibit

10.1	Employment Agreement with Sumner M. Redstone dated as of December 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VIACOM CORP.
(Registrant)

	By:	/s/ Michael D. Fricklas
		Name:	Michael D. Fricklas
		Title:	Executive Vice President, General
Counsel and Secretary

Date: December 30, 2005

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Sumner M. Redstone dated as of December 29, 2005.